Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of the 24th day of October, 2008 (the “Amendment Date”), between AEROGROW INTERNATIONAL, INC., a Nevada corporation (“Borrower”) and FCC, LLC d/b/a First Capital, a Florida limited liability company (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 23, 2008 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.	The Agreement is amended by deleting Section 3(a) and substituting the following in lieu thereof:

(a)           (i)           Interest on Loans.  Borrower will pay Lender or, at Lender’s option, Lender may charge Borrower’s loan account with, interest on the average daily net principal amount of loans outstanding hereunder, calculated monthly and payable on the first day of each calendar month, at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of (i) the Base Rate (as defined below), plus (ii) the interest margin specified in Item 8 of the Schedule (the “Interest Margin”).  The Base Rate may not be the lowest or best rate at which Lender calculates interest or extends credit. The Base Rate for each calendar month shall be adjusted (if necessary) on the first day of such calendar month and shall be equal to the Base Rate in effect as of the close of business on the last Business Day of the immediately preceding calendar month.

  As used herein, the following terms shall have the following meanings:

“Base Rate” means, at any time, the greatest of (a) the Prime Rate (as defined below), or (b)  LIBOR (as defined below) plus 2.75%.

“LIBOR” means, at any time, an interest rate per annum equal to the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published in the “Money Rates” section of The Wall Street Journal (or another national publication selected by the Lender) as the one month London Interbank Offered Rate for United States dollar deposits or such other language (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in Lender’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, then such rate as reported by any publicly available recognized source of similar market data selected by Lender that, in Lender’s reasonable judgment, accurately reflects such London Interbank Offered Rate).

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks).  In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates.  In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lender.

(ii)           Market Disruption Event. If, at any time, Lender determines (which determination shall be conclusive and binding) that (a) by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining LIBOR for the following month as provided in subsection (a) hereof, or (b) disruptions in the short term money markets have materially and adversely affected Lender’s cost of funds such that the interest rate hereunder does not adequately or fairly reflect Lender’s cost of making, funding or maintaining the loan hereunder, a “Market Disruption Event” will be deemed to have occurred and the Lender shall promptly notify the Borrower thereof. The rate of interest hereunder (the “Adjusted Rate of Interest”) shall be adjusted and shall thereafter be a rate equal to the sum of (x) the rate that Lender determines (which determination shall be conclusive and binding), expressed as a percentage rate per annum, to be the cost to Lender of funding the loan from whatever source it may reasonably elect, plus (y) the Interest Margin. Lender shall give prompt notice to Borrower of the Adjusted Rate of Interest.

Borrower shall begin to be charged interest at the Adjusted Rate of Interest effective as of the first day of the month following the month in which Lender provides notice thereof to Borrower, provided, however, that if Borrower is unwilling to accept the Adjusted Rate of Interest, it may terminate this Agreement and prepay all amounts due hereunder within thirty (30) days of the effective date of the Adjusted Rate of Interest without paying a prepayment fee.

3.
Borrower acknowledges and agrees that Borrower is in default of the terms of Items 21(b) and 21(c) of the Schedule for the fiscal quarter ending September 30, 2008 (the “Specified Default”).  Lender hereby waives the Specified Default; provided, however, that this waiver is limited only to the Specified Default and only for the quarter ending September 30, 2008.  Nothing contained herein shall be deemed to constitute a waiver of future compliance of any term or condition of the Agreement.

4.
Borrower hereby restates, ratifies and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

5.
Except as set forth herein, the Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrower to Lender.

6.
To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and Lender’s officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, known or unknown, that Borrower now has or ever has had against Lender, whether arising under or in connection with the Agreement or otherwise

7.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8.	This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

9.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, other than its laws respecting choice of law.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed as of the date first above written.

AEROGROW INTERNATIONAL, INC.

By: __________________________________________
H. MacGregor Clarke, Chief Financial Officer

FCC, LLC d/b/a FIRST CAPITAL

By: _________________________________________
Lee E. Elmore, Senior Vice President

The undersigned hereby acknowledge, consent and agree to the foregoing Amendment and agree his respective Validity Agreement or Limited Guaranty of Individual (as applicable and as may be amended from time to time) executed by the undersigned in connection with the Agreement remains in full force and effect notwithstanding the modification of the Agreement pursuant to the foregoing Amendment, subject to no right of offset, claim or counterclaim.

________________________________
Jack J. Walker

________________________________
Jervis Perkins

________________________________
H. MacGregor Clarke